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                                                   Exhibit 24(b)



                    CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1995 which appears on page 21 of the 1994 Annual Report to Stockholders of Bethlehem Steel Corporation, which is incorporated by reference in Bethlehem Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
___________________________
1177 Avenue of the Americas
New York, NY  10036
June 23, 1995